Exhibit 10.3
FORM OF NON-EMPLOYEE DIRECTOR SHARE AWARD CONFIRMATION
[Grant Date]
[Name]
[Address]
Re: Non-Employee Director Share Award Confirmation
Dear [Name]:
This letter confirms that on [Grant Date] (the “Grant Date”) you were granted a Non-Employee Director Share Award under the Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan (the “Plan”) for the following number of Shares:

Number of Shares
[ ]
In accordance with the election which you previously delivered in writing to the Company, you will receive the Award in the form of Shares, to be issued as soon as practicable following the Grant Date.
Prior to the delivery of Shares to you, (i) your rights under this Award may not be transferred, pledged or hypothecated; and (ii) you will not have any voting rights in the Shares subject to this Award. In the event a cash dividend is paid with respect to the Company’s common stock, a corresponding dividend equivalent payment will be paid to you in cash as of the payment date for such dividend.
Defined terms used herein and not defined have the meanings set forth in the Plan.
If you have any questions, please feel free to call me at [ ].
Sincerely,
[Name]
[Title]
Marriott Vacations Worldwide Corporation